Exhibit T3A.2.13

ARTICLES OF INCORPORATION

OF

HARCO, INC.

ARTICLE I

NAME OF CORPORATION: The name of the corporation shall be Harco, Inc.

ARTICLE II

PURPOSES AND POWERS: The nature of the business and the purposes for which Harco, Inc. (hereinafter “Harco”) is formed and/or the powers of such corporation shall be as follows:

(1)         To operate, manage and engage in a general retail and wholesale drug business; to buy, sell, and trade in drugs, pharmaceuticals, novelties, sundries, and other items and articles as authorized by the laws of the State of Alabama and any other lawful authority having control of said business.

(2)         To own, buy, sell, mortgage, lease, or rent to or from others, hold, occupy, use, improve, develop, exchange, and make any lawful contracts pertaining to property of all kinds, real, personal, and mixed, wherever located.

(3)         To engage in any mercantile, manufacturing, selling or trading business of any kind or character whatsoever; and to do all things incident to any such business or businesses.

(4)         To borrow and lend money, and to secure any indebtedness which it shall or may owe or contract by mortgage, notes, transfer, or conveyances of its real or personal property, and to receive, hold, collect, and enforce mortgages, deeds of trust, notes, transfers, conveyances, assignments, and pledges of real and personal property to secure any indebtedness which may be due to it; to buy, sell, and otherwise trade in open accounts, accounts receivable, and any other and all types of contracts and installment agreements.

(5)         To own and/or operate warehouses for the storage of goods, wares, merchandise, and materials of all kinds, and to carry on a warehouse business.

(6)         To manufacture, purchase, or otherwise acquire and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise and personal property of any and every class and description and wherever situated.

(7)         To act as principal or agent in the transaction and conduct of any business, or businesses, for which Harco is created; and to sell at wholesale or retail any goods, wares, merchandise, products, articles, and commodities of any kind whatsoever which Harco is authorized to deal in or with.

(8)         To enter into, make and perfonn contracts of every kind for any lawful purposes, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government, or dependency thereof.

(9)         To borrow money for any of the purposes of Harco and to draw, make, accept, endorse, discount, execute, issue, sell, pledge, or otherwise dispose of promissory notes, drafts, bill of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance, or assignment in trust of the whole or any part of the property of Harco at the time owned or thereafter acquired.

(10)       To purchase or otherwise acquire, apply for, register, hold, use, sell, or in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights, and licenses secured under letters patent, copyrights, or otherwise.

(11)       To have one or more offices and to conduct any or all of its operations and business and to promote its objects within or without the State of Alabama without restriction as to place or amount.

(12)       To do any or all of the things herein set forth as principal, agent, contractor, trustee, or otherwise, alone or in company with others.

(13)       To do all things necessary, desirable, or expedient in the operation, management, and conduct of the aforesaid business.

(14)       To guarantee, act as surety for, endorse, and act as accommodation maker for any debt of the shareholders of Harco, subsidiaries of Harco (regardless of the percentage of ownership held by Harco), corporations the stock of which is owned by a shareholder of Harco (regardless of the percentage of ownership held by such shareholder), and any other persons, regardless of the presence or adequacy of the consideration to be received by Harco for so doing or the presence or adequacy of any direct or indirect benefit to Harco, upon a vote of a majority of the board of directors of Harco. “Debt” includes liquidated and unliquidatcd amounts, amounts arising ex contractu and ex deliclo, and amounts fixed or contingent and matured or unmatured, whether new, pre-existing, renewed, or extended, regardless of the terms thereof.

(15)       To transact all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.

(16)       The foregoing clauses shall be construed as powers of Harco as well as purposes thereof, and the matters expressed in each clause shall, except as otherwise expressly provided, be in no wise limited by reference or inference from the terms of any other clause, but shall be regarded as independent powers and purposes; and the enumeration of specific powers and purposes shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of Harco; nor shall the expression of one thing be deemed to exclude another not expressed although it be of like manner.

ARTICLE III

REGISTERED OFFICE AND AGENT: The address of the initial registered office of Harco was 29 Arcadia Drive, Tuscaloosa, Alabama, and the initial registered agent at such address was James I. Harrison, Jr. The present address of the registered office of Harco is 3925 Rice Mine Road, N.E., Tuscaloosa, Alabama 35406, and the registered agent at such address is James I. Harrison, Jr.

ARTICLE IV

DURATION: The duration of Harco shall be perpetual unless Harco is dissolved by law or otherwise terminated.

ARTICLE V

SHARES: Harco shall be authorized to issue shares in the following manner:

(1)       ISSUABLE CLASSES OF STOCK: The aggregate number of shares that may be issued is 5,000,400 of which 5,000,000 shares shall be common stock with a par value of $0.0l each, 300 shares shall be Class A preferred stock with a par value of $0.01 each, and 100 shares shall be Class B preferred stock with a par value of $0.01 each.

(2)        STATED CAPITAL: The stated capital of Harco shall be equal to the sum of the aggregate par value of all issued shares having par value, plus the aggregate amount of consideration received by Harco for the issuance of shares without par value, plus such amounts as, from time to time, by resolution of the board of directors may be transferred thereto.

(3)        CLASS A PREFERRED: The holders of Class A preferred stock shall be entitled to receive dividends thereon at the rate of $291.00 per annum and no more, payable out of the surplus or net profits of Harco, monthly, quarterly, semi-annually, or annually, as and when declared by the board of directors, before any dividend shall be declared, set apart for, or paid upon the common stock or Class B preferred stock of Harco. The dividends on the Class A preferred stock shall be cumulative, so that if Harco fails in any fiscal year to pay such dividends on all of the issued and outstanding Class A preferred stock, such deficiency in dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Class B preferred shares or for the common shares. Subject to the foregoing provisions, the Class A preferred stock shall not be entitled to participate in any other or additional surplus or net profits of Harco. The Class A preferred stock shall have no voting rights, except as required by law.

(4)        CLASS B PREFERRED: The Class B preferred stock shall be entitled to receive the same dividends as paid to the holders of shares of common stock of Harco. The holders of Class B preferred stock are entitled to 33,510 votes for each share of such stock at any meeting of Harco with the holders of the common stock entitled to receive one vote for each share of stock.

(5)        RIGHTS ON DISSOLUTION: In the event of the dissolution or liquidation of Harco, or a sale of all of its assets, whether voluntary or involuntary, or in the event of its insolvency or upon any distribution of its assets, there shall be paid to the holders of the Class A preferred stock a value of $1,940.00 per share plus the amount of any unpaid accrued dividends thereon, without interest, before any sums shall be paid to or any assets distributed among the holders of the Class B preferred stock and the common stock. After such payment to the holders of the Class A preferred stock, the remaining assets and funds of Harco shall be divided among and paid to the holders of the Class B preferred stock and common stock in proportion to their relative holdings of such stock with the holders of the Class B preferred stock entitled to receive no more than $1,940.00 per share.

(6)        PAYMENT OF DIVIDENDS: The board of directors, in its discretion, may declare and pay dividends on the common stock and Class B preferred stock concurrently with dividends on the Class A preferred stock for any dividend period of any fiscal year when such dividends are applicable to the common stock and Class B preferred stock; provided, that all accumulated dividends on the Class A preferred stock for all previous fiscal years and all dividends on the Class A preferred stock for the previous dividend periods for the current fiscal year have been paid in full.

(7)        PREEMPTIVE RIGHTS: Owners of the shares of stock of Harco shall have no preemptive or preferential right to subscribe for or purchase additional or treasury shares of Harco, and the same may be sold or disposed of in such fashion as the directors may deem proper.

ARTICLE VI

(1)	INCORPORATORS: The names and addresses of the incorporators are as follows:

NAME	ADDRESS

James I. Harrison, Jr.	29 Arcadia Drive Tuscaloosa, Alabama

Peggy T. Harrison	29 Arcadia Drive Tuscaloosa, Alabama

Benjamin Harrison	29 Arcadia Drive Tuscaloosa, Alabama

(2)       DIRECTORS: The initial board of directors consisted of three directors, and such number thereafter as fixed by the bylaws. The names and addresses of the persons who served as directors until the first meeting of the shareholders, or until their successors were elected and qualified, were as follows:

NAME	ADDRESS

James I. Harrison, Jr.	29 Arcadia Drive Tuscaloosa, Alabama

Peggy T. Harrison	29 Arcadia Drive Tuscaloosa, Alabama

Benjamin Harrison	29 Arcadia Drive Tuscaloosa, Alabama

The present board of directors consists of nine directors, and such number thereafter as may be fixed by the bylaws. The names and addresses of the persons who are to serve as directors until the next meeting of the shareholders, or until their successors are elected and qualified, are as follows:

NAME	ADDRESS

James I. Harrison, Jr.	3925 Rice Mine Road. N.E. Tuscaloosa, Alabama 35406

Peggy T. Harrison	3925 Rice Mine Road. N.E. Tuscaloosa, Alabama 35406

R. Gerald Thomas	3925 Rice Mine Road, N.E. Tuscaloosa, Alabama 35406

James I. Harrison, III	3925 Rice Mine Road, N.E. Tuscaloosa, Alabama 35406

Ronnie Harrison	3925 Rice Mine Road, N.E. Tuscaloosa, Alabama 35406

David Fuhrman	3925 Rice Mine Road, N.E. Tuscaloosa, Alabama 35406

Kie Harrison	3925 Rice Mine Road, N.E. Tuscaloosa, Alabama 35406

John Sisson	3925 Rice Mine Road, N.E. Tuscaloosa, Alabama 35406

John Campbell	3925 Rice Mine Road, N.E. Tuscaloosa, Alabama 35406

ARTICLE VII

(1)        VOTING: At any meeting of the shareholders of Harco, each holder of record of common stock shall be entitled to one vote for each share standing in his or her name. Each holder of record of Class B preferred stock shall be entitled to 33,510 votes for each share of stock standing in his or her name. Holders of record of Class A preferred stock shall have no vote with respect to such shares. Shares may be voted by the shareholders either in person or by proxy. Other than as required by law. no corporate matter shall be decided by less than a majority vote of the outstanding common and Class B preferred shares voted.

(2)        MANAGEMENT: The business and affairs of Harco shall be managed and conducted in accordance with the bylaws of Harco.

(3)        VACANCIES: The board of directors may fill any vacancy on the board, including, except as otherwise provided in the bylaws, those vacancies resulting from an increase in the number of directors.

(4)        SHARES NONASSESSABLE: The shares of Harco, when fully paid for in accordance with the subscription therefor, shall be fully paid and nonassessable; and in no case shall any shareholder be liable other than for the unpaid shares subscribed for by him.

(5)        LIEN ON SHARES: Harco shall have a lien on the shares of a shareholder for any debt or liability owed to it by him accruing before a notice of transfer or levy on such shares is received by Harco. Harco shall have such rights with respect to this lien as are conferred by the laws of the State of Alabama.

(6)        AMENDMENTS: Harco reserves the right to amend or repeal any provision of these articles of incorporation in the manner provided by law; and all rights conferred upon the officers, directors, and shareholders of Harco are granted subject to this reservation.

IN WllNESS WHEREOF, Harco, Inc. has cause these Amended and Restated Articles of Incorporation to be signed by John M. Campbell, Sr. Vice President – Finance, on May 31, 1996.

/s/ John M. Campbell
John M. Campbell
Its Sr. Vice President – Finance

STATE OF ALABAMA	§
§ ss.
TUSCALOOSA COUNTY	§

I, the undersigned authority, a notary public, hereby certify that John M. Campbell, whose name as Sr. Vice President of Harco, Inc., an Alabama business corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand on this the 31st day of May, 1996.

/s/ [ILLEGIBLE]
Notary Public My Commission Expires January 24, 1998
My Commission Expires: _____________

THIS INSTRUMENT PREPARED BY:

Jay F. Guin

TANNER & GUIN, P.C.

Attorneys at Law

Capitol Park Center

2711 University Boulevard (35401)

P.O. Box 3206

Tuscaloosa, Alabama 35403

Telephone: (205) 349-4300

Facsimile: (205) 349-4332

STATE OF ALABAMA	§
§ ss.
TUSCALOOSA COUNTY	§

CONSENT OF SHAREHOLDERS AND BOARD OF DIRECTORS

TO THE ARTICLES OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

HARCO, INC.

We, the undersigned, constituting all of the shareholders and the board of directors of Harco, Inc., an Alabama business corporation, hereby unanimously consent that the articles of incorporation of Harco, Inc. be amended and restated as provided in the Amended and Restated Articles of Incorporation to which this Consent is attached.

IN WITNESS WHEREOF, we, the undersigned, have hereunto set our hands on this the 22nd day of May, 1996.

/s/ R. Gerald Thomas
R. Gerald Thomas
Shareholder and Director

/s/ James I. Harrison, Jr.
James I. Harrison, Jr., as life tenant Shareholder

AmSouth Bank of Alabama, as Trustee of remainder interest for the benefit of Kie Anthony Harrison, Rebecca Elizabethanne Harrison Fuhrman, Cheryl H. Sisson, James I. Harrison, Ill and Ronald Patrick Harrison

By:	/s/ [ILLEGIBLE]
Its Trust Officer
Shareholder

James I. Harrison, Jr. Trust No. 1

By:	/s/ Kie Anthony Harrison
Kie Anthony Harrison
Its Trustee
Shareholder

James I. Harrison, Jr. Trust No. 1

By:	/s/ Rebecca Elizabethanne Harrison Fuhrman
Rebecca Elizabethanne Harrison Fuhrman
Its Trustee
Shareholder

James I. Harrison, Jr. Trust No. 1

By:	/s/ Cheryl H. Sisson
Cheryl H. Sisson
Its Trustee
Shareholder

James I. Harrison, Jr. Trust No. 1

By:	/s/ James I. Harrison, III
James I. Harrison, III
Its Trustee
Shareholder

James I. Harrison, Jr. Trust No. 1

By:	/s/ Ronald Patrick Harrison
Ronald Patrick Harrison
Its Trustee
Shareholder

2

AmSouth Bank of Alabama, Trustee under
written trust agreement with James I. Harrison, Jr.
for benefit of James I. Harrison, III

By:	/s/ [ILLEGIBLE]
Its Trust Officer
Shareholder

AmSouth Bank of Alabama, Trustee under
written trust agreement with James I. Harrison, Jr.
for benefit of Rebecca H. Fuhrman

By:	/s/ [ILLEGIBLE]
Its Trust Officer
Shareholder

AmSouth Bank of Alabama, Trustee under
written trust agreement with James I. Harrison, Jr.
for benefit of Ronald P. Harrison

By:	/s/ [ILLEGIBLE]
Its Trust Officer
Shareholder

3

AmSouth Bank of Alabama, Trustee under
written trust agreement with James I. Harrison, Jr.
for benefit of Cheryl H. Sisson

By:	/s/ [ILLEGIBLE]
Its Trust Officer
Shareholder

AmSouth Bank of Alabama, Trustee under
written trust agreement with James I. Harrison, Jr.
for benefit of Kie Anthony Harrison

By:	/s/ [ILLEGIBLE]
Its Trust Officer
Shareholder

/s/ James I. Harrison, Jr.
James I. Harrison, Jr.
Shareholder and Director

/s/ Peggy T. Harrison
Peggy T. Harrison
Director

4

/s/ James I. Harrison, III
James I. Harrison, III
Director

/s/ R. David Fuhrman
R. David Fuhrman
Director

/s/ Ronald P. Harrison
Ronald P. Harrison
Director

/s/ Kie A. Harrison
Kie A. Harrison
Director

/s/ John Sisson
John Sisson
Director

/s/ John M. Campbell
John M. Campbell
Director

5

I, W. HARDY McCOLLUM, JUDGE OF PROBATE, DO HEREBY CERTIFY THAT THE FOREGOING IS A FULL TRUE AND CORRECT COPY OF THE INSTRUMENT(S) HEREWITH SET OUT AS SAME APPEARS OF RECORD ENCORP BOOK, 124 AT PAGE 323, IN SAID COURT, WITNESS MY HAND AND SEAL THIS 10TH DAY OF JUNE 1996.

/s/ W. Hardy McCollum
JUDGE OF PROBATE,
TUSCALOOSA COUNTY, ALABAMA

STATE OF ALABAMA	§
§ ss.
TUSCALOOSA COUNTY	§

FILE 706
Recorded in Above
INCORPORATION Book & Page
01/20/94 11:07:38 AM
W. Hardy McCollum – Probate Judge
Tuscaloosa County, Alabama

ARTICLES OF AMENDMENT OF THE ARTICES

OF INCORPORATION OF

HARCO DRUG, INC.

KNOW ALL MEN BY THESE PRESENTS:

We, the undersigned, James I Harrison, Jr., as President and Peggy T. Harrison, as secretary of Harco Drug, Inc., an Alabama business corporation, do hereby certify that the following Amendment to the Articles of Incorporation of Harco Drug, Inc. has been duly adopted in accordance with the provisions of section 10-2A-110 and section 10-2A-111, Code of Alabama (1975), as amended:

(1)       The name of the Corporation is Harco Drug, lnc.

(2)       Article I of the articles of incorporation is amended to read as follows:

The name of the corporation shall be Harco, Inc.

(3)       Except for the amendment to Article I, the Articles of Incorporation remain, in all respects, the same as the Articles of Incorporation filed in the Office of the Judge of Probate of Tuscaloosa County, Alabama at Corporation Book 25, Page 416 and amended at Corporation Book 77, Page 252, Corporation Book 82, Page 490, Corporation Book 90, Page 149, and Corporation Book 96, Page 94.

(4)       The above Amendment was adopted by the Shareholders of the Corporation effective the 18th day of October, 1993.

(5)       The number of shares of stock of the Corporation outstanding at the time of such adoption was 2,541,177.24; and the number of shares entitled to vote thereon was 2,541,177.24.

(6)       The number of shares voted for the Amendment was 2,541,177.24; and the number of shares voted against such Amendment was 0.

IN WITNESS WHEREOF, we, the undersigned, have hereunto set our hands and seals and have caused the seal of Harco Drug, Inc. to be affixed hereto.

Dated at Tuscaloosa, Alabama, on this the 11th day of January, 1994.

HARCO DRUG, INC.

		y:	/s/ James I. Harrison, Jr.
James I. Harrison, Jr.
Its President

ATTEST:

By:	/s/ Peggy T. Harrison
Peggy T. Harrison
Its Secretary

(CORPORATE SEAL)

STATE OF ALABAMA	§
§ SS.
TUSCALOOSA COUNTY	§

I, the undersigned, a notary public for the State of Alabama at large, hereby certify that James I. Harrison, Jr., whose name as President and Peggy T. Harrison, whose name as Secretary of Harco Drug, Inc., an Alabama business corporation, are signed to the above and foregoing Articles of Amendment and who are known to me, after being by me first duly sworn, did state under oath that the contents of said Articles of Amendment are true and correct.

Given under my hand and official seal on this the 11th day of January 1994.

/s/ Mildred A. Stover
Notary Public
My Commission Expires: 8/27, 1994

THIS INSTRUMENT PREPARED BY:

TANNER & GUIN, P.C.

Attorneys at Law

Suite 700, Capitol Park Center

2711 University Boulevard (35401)

P. O. Box 032206

Tuscaloosa, Alabama 35403

Telephone: (205) 349-4300

2

FILED IN OFFICE

DEC ½ 6 2002

SECRETARY Of STATE

STATE OF ALABAMA

ARTICLES OF MERGER

MERGING

SCRIPT SOUTH, INC.

INTO

HARCO, INC.

(Pursuant to Section 10-2B of the Code of Alabama)

Harco, Inc., a corporation incorporated on the 7th day of December, 1967, pursuant to the laws of the State of Alabama:

DOES HEREBY CERTIFY that: (i) Script South, Inc. is incorporated in the State of Alabama (ii) a Plan of Merger has been approved, adopted, certified, executed and acknowledged by Harco, Inc. and Script South, Inc. in accordance with Code of Alabama, Section 10-2B-11.03 (g) without the vote of its shareholders; and

WHEREAS this corporation desires to merge into itself Script South, Inc. and to be possessed of all the estate, property, rights, privileges and franchises of said corporations,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself Script South, Inc. and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that the name of the surviving corporation shall be Harco, Inc.; and

FURTHER RESOLVED, the articles of incorporation of Harco, Inc. shall be its articles of incorporation; and

FURTHER RESOLVED, that an authorized officer of this corporation be and he is hereby directed to make and execute a Plan of Merger setting forth a copy of the resolution to merge Script South, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Alabama and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Alabama; which may be in any way necessary or proper to effect said merger.

RECEIVED

JAN 09 2003

SECRETARY OF STATE

IN WITNESS WHEREOF, said Harco, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Robert B. Sari, an authorized officer this 2nd day of January, 2003.

HARCO, INC.

	By:	/s/ Robert B. Sari
(corporate seal)	Name:	Robert B. Sari
	Title:	Vice President

UNANIMOUS WRITTEN CONSENT BY DIRECTORS

TO MERGE

SCRIPT SOUTH, INC.

INTO
HARCO, INC.

The undersigned, being all of the directors of Harco, Inc., an Alabama corporation and being all of the directors of Script South, Inc., an Alabama corporation, in lieu of a special meeting of the directors in accordance with the provisions of the Code of Alabama, Section 10-2B, hereby unanimously consent to the adoption of the following resolution:

RESOLVED: that Script South, Inc. shall be merged into Harco, Inc. according to the following Plan of Merger:

PLAN OF MERGER OF

SCRIPT SOUTH, INC. INTO HARCO, INC.

1.       Merger. The parties to the Merger are Script South, Inc. and Harco, Inc. Script South, Inc. shall be merged with and into Harco, Inc. The separate corporate existence of Script South, Inc. shall thereby cease, and Harco, Inc. shall be the surviving corporation, and shall continue under the same name.

2.       Shareholder Vote. Shareholder approval of Script South, Inc. is not required since no shares are issued and outstanding.

3.       Indebtedness. All debts, liabilities, and other obligations of Script South, Inc. shall be assumed by Harco, Inc. without any change in the terms of such indebtedness.

RECEIVED

DEC 16 2002

SECRETARY OF STATE

1

4.       Articles of Incorporation. The Articles of Incorporation of Harco, Inc. have been filed in Tuscaloosa County, Alabama. The Articles of Incorporation of Script South, Inc. have been filed in Tuscaloosa County, Alabama. The Articles of Incorporation of Harco, Inc. as in effect on the Effective Date of the Merger, shall continue in full force and effect as the Articles of Incorporation of Harco, Inc. and shall not be changed or amended by the Merger. Harco, Inc. reserves the right and power, after the Effective Date of the Merger, to alter, amend, change or repeal any of the provisions contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on officers, directors or stockholders herein are subject to this reservation.

5.       Bylaws. The Bylaws of Harco, Inc., as such Bylaws exist on the Effective Date of the Merger, shall remain and be the Bylaws of Harco, Inc. until altered, amended or repealed, or until new Bylaws shall be adopted in accordance with the provisions thereof, the Articles of Incorporation, or in the manner permitted by the applicable provisions of law.

6.       Effect of Merger. On the Effective Date of the Merger, the separate existence of Script South, Inc. shall cease except to the extent continued by statute and all of its property, rights, privileges, and franchises, of whatsoever nature and description, shall be transferred to, vest in, and devolve upon Harco, Inc. without further act or deed. Confirmatory deeds, assignments or other like instruments, when deemed desirable by Harco, Inc. to evidence such transfer, vesting or devolution of any property, right, privilege or franchise, shall at any time, or from time to time, be made and delivered in the name of Script South, Inc. by the last acting officers thereof, or by the corresponding officers of the surviving corporation. All debts, liabilities, and other obligations of Script South, Inc. shall be assumed by Harco, Inc. without any change in the terms of such indebtedness.

2

7.       Effective Date. The effective date of this Unanimous Consent shall be November 15, 2002; however, for accounting purposes only, the merger shall be effective on February 28, 2002.

SCRIPT SOUTH, INC.		HARCO, INC.

By:	/s/ John Standley	By:	/s/ John Standley
	John Standley		John Standley

By:	/s/ Christopher Hall	By:	/s/ Christopher Hall
	Christopher Hall		Christopher Hall

By:	/s/ Robert B. Sari	By:	/s/ Robert B. Sari
	Robert B. Sari		Robert B. Sari

3

BOOK 25 PAGE 416

ARTICLES OF INCORPORATION OF
HARCO DRUG, INC.

We, James I. Harrison, Jr., Benjamin Harrison and Peggy T. Harrison, do hereby associate ourselves into a Corporation under and by virtue of the laws of the State of Alabama, and to that end do hereby certify as follows:

FIRST

That the name by which we have assumed to designate said Corporation, and to be used in its business and dealings, is Harco Drug, Inc.

SECOND

The objects for which the Corporation is formed are as follows:

(a)       To operate, manage and engage in a general retail and wholesale drug business; to buy, sell, and trade in drugs, pharmaceudicals, novelties, sundries and other items and articles as authorized by the laws of the State of Alabama and any other lawful authority having control of said business;

(b)       To own, buy, sell, mortgage, lease or rent to or from others, hold, occupy, use, improve, develop, exchange and make any lawful contracts pertaining to property of all kinds, real, personal and mixed, wherever located.

(c)       To engage in any mercantile, manufacturing, selling or trading business of any kind or character whatsoever; and to do all things incident to any such business or businesses;

(d)       To borrow and lend money, and to secure any indebtedness which it shall or may own or contract by mortgage, notes, transfer, or conveyances of its real or personal property, and to receive, hold, collect and enforce mortgages, deeds of trust, notes, transfers, conveyances, assignments and pledges of real and personal property to secure any indebtedness which may be due to it; to buy, sell and otherwise trade in open accounts, accounts receivable and any other all types of contracts and installment agreements.

(e)       To own and/or operate warehouses for the storage of goods, wares, merchandise and materials of all kinds, and to carry on a warehouse business.

BOOK 25 PAGE 417

(f)       To manufacture, purchase, or otherwise acquire and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise and personal property of any and every class and description and wherever situated;

(g)       To act as principal or agent in the transaction and conduct of any business, or businesses, for which the Corporation is created; and to sell at wholesale or retail any goods, wares, merchandise, products, articles and commodities of any kind whatsoever which the Corporation is authorized to deal in or with;

(h)       To enter into, make and perform contracts of every kind for any lawful purposes, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government, or dependency thereof.

(i)       To borrow money for any of the purposes of the Corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge, or otherwise dispose of promissory notes, drafts, bill of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation at the time owned or thereafter acquired;

(j)       To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents; inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyrights or otherwise;

(k)       To have one or more offices and to conduct any or all of its operations and business and to promote its objects within or without the State of Alabama, without restriction as to place or amount;

(l)       To do any or all of the things herein set forth as principal agent, contractor, trustee or otherwise, alone or in company with others;

BOOK 25 PAGE 418

(m)       The foregoing clauses shall be construed as powers of the corporation as well as purposes thereof, and the matters expressed in each clause shall; except as otherwise expressly provided, be in no wise limited by reference or inference from the terms of any other cause, but shall be regarded as independent powers and purposes; and the enumeration of specific powers and purposes shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation; nor shall the expression of one thing be deemed to exclude another not expressed although it be of like manner; and,

(n)       Generally to do and perform any and all of the acts necessary, proper, customary or expediert to be done and performed in connection with the operation, carrying on and conducting of all, either or any of the said businesses hereinabove respectively referred to; and to have and to enjoy any and all other powers and privileges conferred by law on corporations engaged in either or any of the above mentioned businesses and generally to do and perform any and all acts necessary and proper to be done or performed in the carrying on of such business, or businesses, and to have and exercise all of the powers and privileges conferred on similar corporations by the provisions of the laws of the State of Alabama, which provisions are hereby referred to, and by such reference are incorporated in this certificate as a part of the powers and privileges of such corporation; and also to have and exercise all such powers and privileges as may hereafter be conferred by the laws of the State of Alabama on corporations created under and in pursuances thereof.

THIRD

The location of the principal place of business of the Corporation shall be in the City of Tuscaloosa, Tuscaloosa County, Alabama.

FOURTH

The capital stock of this Corporation shall consist of Sixteen Thousand and No/100 ($16,000.00) Dollars in common stock divided into one hundred sixty shares (160) of the face value of One Hundred and No/100 ($100.00) Dollars per share, and the amount of the common stock with which the Corportion shall begin business is Four Thousand and No/100 ($4,000.00) Dollars.

BOOK 25 PAGE 419

FIFTH

James I. Harrison, Jr., whose address is 29 Arcadia Drive, Tuscaloosa, Alabama, is the officer or agent disignated by the incorporators to receive subscriptions to the capital stock of said Corporation.

The names and present addresses of the incorporators and the number of shares of common stock subscribed for and the amount paid in by each of them are as follows:

NAME	ADDRESS	NO.OF SHARES	AMOUNT PAID IN
James I. Harrison, Jr.	29 Arcadia Drive Tuscaloosa, Ala.	10	$1,000.00
Peggy T. Harrison	29 Arcadia Drive Tuscaloosa, Ala.	20	2,000.00
Benjamin Harrison	40 Arcadia Drive. Tuscaloosa, Ala.	10	1,000.00
TOTAL		40	$4,000.00

The shares issued to all of the above named incorporators were paid for by cash.

SIX

The following officers have been chosen to serve the Corporation until the first annual meeting of the Board of Directors and/or until their successors are duly elected, viz:

James I. Harrison, Jr.,	President-Treasurer
Peggy T. Harrison	Secretary
Benjamin Barrison	Vice-President

SEVENTH

The duration of the Corporation is not limited to any period.

EIGHTH

The business and affiars of the Corporation shall be governed by a Board of Directors who shall be elected annually by the Stockholders at the annual meeting of the Stockholders. The number of Directors is fixed at not less than three or more than five or such other number as may from time to time be fixed by the By-Laws of the Corporation.

The By-Laws of the Corporation shall determine the offices of the Corporation and the Board of Directors, at its annual meeting, shall elect the persons to fill the offices so determined.

The Board of Directors may make such rules and regulations for the government of the Corporation as are not in conflict with its By-Laws or the Laws of the State of Alabama.

BOOK 25 PAGE 420

NINTH

James I. Harrison, Jr., Peggy T. Harrison and Benjamin Harrison shall serve the Corporation as Directors until the first annual meeting of the stockholders and/or until their successors are duly elected.

TENTH

The holders of the capital stock of this Corporation entitled to vote may vote by proxy.

ELEVENTH

Attached hereto is a statement of James I. Harrison, Jr., the person authorized by the incorporators to receive subscriptions to the capital stock, setting forth that Four Thousand and No/100 ($4,000.00) Dollars of the capital stock has been subscribed for, and showing that all of the subscriptions for the stock issued to the stockholders were paid for by cash.

WHEREFORE, these incorporators file this, their certificate and tender to the Probate Judge of Tuscaloosa County, Alabama, the lawful fees and charge, and pray that this certificate may be ex-amined and approved, and that this Corporation may be deemed to be incorporated for the purposes herein set out.

IN WITNESS WHEREOF, the said James I. Harrison, Jr., Peggy T. Harrison, and Benjamin Harrison have hereunto set their hands and seals this the 7th day of December, 1967.

/s/ James I Harrison, Jr.
James I. Harrison, Jr.

/s/ Peggy T. Harrison
Peggy T. Harrison

/s/ Benjamin Harrison
Benjamin Harrison

BOOK 25 PAGE 421

EXHIBIT A

TO THE HONORABLE DAVID M. COCHRANE, JUDGE OF THE PROBATE COURT OF TUSCALOOSA COUNTY, ALABAMA:

The undersigned, James I. Harrison, Jr., hereby states and reports under oath:

(1)        That he is the agent designated by the incorporators of Harco Drug, Inc., to receive subscriptions to the capital stock of the Corporation.

(2)        That he opened the books of the subscriptions to the capital stock of said Corporation, and the sum of Four Thousand and No/100 ($4,000.00) Dollars, divided into forty (40) shares of common stock of the face value of One Hundred and No/100 ($100.00) Dollars, each was subscribed for in good faith, and that all of said shares have been paid for by cash; and the following statement showing the names of the subscribers, the number of shares of common stock subscribed for and the amount paid by each of the subscribers, is a true and correct copy of the list of subscribers to the capital stock of said Corporation:

“SUBSCRIPTIONS TO THE CAPITAL STOCK

OF

HARCO DRUG, INC.”

The undersigned do hereby subscribe for and agree to take and pay for the number of shares of common stock of Harco Drug, Inc., set opposite their signatures hereto, said shares having a face value of One Hundred ($100.00) Dollars per share:

NAME OF SUBSCRIBERS	NO. OF SHARES	AMOUNT PAID IN BY CASH
James I. Harrison, Jr.	10	$1,000.00

Peggy T. Harrison	20	2,000.00

Benjamin Harrison	10	1,000.00
TOTAL	40	$4,000.00

BOOK 25 PAGE 422

STATE OF ALABAMA	)

TUSCALOOSA COUNTY	)

Before me, the undersigned Notary Public in and for said County said State, personally appeared James I. Harrison, Jr., whose name is signed hereto and who is known to me, and who by me being first duly sworn, deposes and says: that he is the person authorized by the incorporators of Harco Durg Inc., to receive subscriptions to the capital stock of said Corporation, that each of the above subscribers has paid his subscription, as the property of the Corporation, the sum of Four Thousand and No/100 ($4,000.00) Dollars in cash.

/s/ James I. Harrison, Jr.
James I. Harrison, Jr.

Sworn to and subscribed before me on this the 7 day of December, 1967.

/s/ [ILLEGIBLE]
Notary Public, Tuscaloosa County, Alabama

[SEAL]

BOOK 25 PAGE 423 1373

Harco Drug, Inc
articles of Incorporation

THE STATE OF ALABAMA
Tuscaloosa County

I, DAVID M. COCHRANE, Judge of Probate, hereby certify that the foregoing conveyance was filed in my office for registration on the 11 day of Dec. 1967 at 4:30 o'clock P. M., and duly recorded in Incorp. Record No. 25 Page 416

Privilege Tax paid

David M. Cochrane
Judge of Probate

4.20 Rec.
.25 Cert.
16.00 C.F.
5.00 S.S.
2.50 P.J.
27.95

Return: Flowers & Shelby
707 1st Nat'l Bldg

OFFICE OF
THE SECRETARY OF STATE
OF ALABAMA

№ 61303

MONTGOMERY, ALA., 12-13, 1967

RECEIVED OF Judge of Probate $ 5.00

ADDRESS Tuscaloosa County

FOR: Incorporation of Harco Drug, Inc.

Mabel S. Amos
Secretary of State

Witness my hand and seal this 3rd day of December, 2018.

W. Hardy McCollum
Judge of Probate
Tuscaloosa County, Alabama

BOOK 26 PAGE 595

ARTICLES OF INCORPORATION OF

HARCO SUPER DRUG, INC.

We James I. Harrison, Jr., Peggy T. Harrison and Benjamin Harrison, do hereby associate ourselves into a corporation under and by virtue of the laws of the state of Alabama, and to that end do hereby certify as follows:

FIRST

That the name by which we have assumed to designate said corporation, and to be used in its business and dealings, is Harco Super Drug, Inc.

SECOND

The objects for which the Corporation is formed are as follows:

(a)       To operate, mange and engage in a general retail drug business; to buy, sell, and trade in drugs, pharmaceudicals, novelties, sundries and other items and articles as authorized by the laws of the state of Alabama and any other lawful authority having control of said business;

(b)      To own, buy, sell, mortgage, lease or rent to or from others, hold, occupy, use, improve, develop, exchange and make any lawful contracts pertaining to property of all kinds, real, personal, and mixed, wherever located.

(c)       To engage in any mercantile, manufacturing, selling or trading business of any kind or character whatsoever; and to do all things incident to any such business or businesses;

(d)      To borrow and lend money, and to secure any indebtedness which it shall or may owe or contract by mortgage, notes, transfer, or conveyances of its real or personal property, and to receive, hold, collect and enforce mortgages, deeds of trust, notes, transfers, conveyances, assignments and pledges of real and personal property to secure any indebtedness which may be due to it;

(e)       To own and/or operate warehouses for the storage of goods, wares, merchandise and materials of all kinds, and to carry on a warehouse business;

(f)       To manufacture, purchase, or otherwise acquire and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise and personal property of any and every class and description and wherever situated;

BOOK 26 PAGE 596

(g)      To act as principal or agent in the transaction and conduct of any business or businesses, for which the corporation is created; and to sell at wholesale or retail any goods, wares, merchandise, products, articles and commodities of any kind whatsoever which the Corporation is authorized to deal in or with;

(h)      To enter into, make and perform contracts of every kind for any lawful purposes, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government, or dependency thereof.

(i)       To borrow money for any of the purposes of the corporation and to draw, make, accept, endores, discount, execute, issue, sell, pledge, or otherwise dispose of promissory notes, drafts, bill of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation at the time owned or thereafter acquired;

(j)       To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grand licenses or other rights in and in any manner deal with patents, inventions, improvements, Processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyrights, or otherwise;

(k)      To have one or more offices and to conduct any or all of its operations and business and to promote its objects within or without the State of Alabama, without restriction as to place or amount;

(l)       To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or in company with others;

(m)     The foregoing clauses shall be construed as powers of the corporation as well as purposes thereof, and the matters expressed in each clause shall, except as otherwise expressly provided, be in no wise limited by reference or inference from the terms of any other clause, but shall be regarded as independent powers and purposes;·and the enumeration of specific powers and purposes shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation; nor shall the expression of one thing be deemed to exclude another not expressed although it be of like manner: and,

BOOK 26 PAGE 597

(n)       Generally to do and perform any and all of the acts necessary, proper, customary or expedient to be done and performed in connection with the operation, carrying on and conducting of all, either or any of the said businesses hereinabove respectively referred to; and to have and to enjoy any and all other powers and privileges conferred by law on corporations engaged in either or any of the above mentioned businesses; and generally to do and perform any and all acts necessary and proper to be done or performed in the carrying on of such business, or businesses, and to have and exercise all of the powers and privileges conferred on similar corporations by the provisions of the laws of the State of Alabama, which provisions are hereby referred to, and by such reference are incorporated in this certificate as a part of the powers and privileges of such corporation; and also to have and exercise all such powers and privileges as may hereafter be conferred by the laws of the State of Alabama on corporations created under and in pursuances thereof.

THIRD

The location of the principal place of business of this Corporation shall be Northport, Tuscaloosa County, Alabama.

FOURTH

The capital stock of this Corporation shall consist of Ten Thousand and no/100 Dollars ($10,000.00), in common stock, divided into one hundred (100) shares of the face value of One Hundred and no/100 ($100.00) per share, and the amount of the common stock with which the Corporation shall begin business is Ten Thousand and no/100 ($10,000.00) Dollars.

FIFTH

James I. Harrison, Jr., whose address is 29 Arcadia Drive, Tuscaloosa, Alabama, is the officer or agent designated by the incorporators to receive subscriptions to the capital stock of said Corporation.

BOOK 26 PAGE 598

The name and present addresses of the incorporators and the number of shares of common stock subscribed for and the amount paid in by each of them are as follows:

NAME	ADDRESS	NO. OF SHARES	AMOUNT PAID IN
James I. Harrison, Jr.	29 Arcadia Drive Tuscaloosa, Ala.	10	$1,000.00
Peggy T. Harrison	29 Arcadia Drive Tuscaloosa, Ala.	65	6,500.00
Benjamin Harrison	40 Arcadia Drive Tuscaloosa, Ala.	25	2,500.00
TOTAL

The shares issued to all of the above named incorporators were paid for by cash.

SIX

The following officers have been chosen to serve the Corporation until the first annual meeting of the Board of Directors and/or until their successors are duly elected, viz:

James I. Harrison, Jr.	President
Peggy T. Harrison	Secretary-Treasurer
Benjamin Harrison	Vice-President

SEVENTH

The duration of the Corporation is not limited to any period.

EIGHTH

The business and affairs of the Corporation shall be governed by a Board of Directors who shall be elected annually by the Stockholders at the annual meeting of the Stockholders. The number of Directors is fixed at not less than three or more than five or such other number as may from time to time be fixed by the By-Laws of the Corporation.

The By-Laws of the Corporation shall determine the offices of the Corporation and the Board of Directors, at its annual meeting, shall elect the persons to fill the offices so determined.

The Board of Directors may make such rules and regulations for the government of the Corporation as are not in conflice with its By-Laws or the Laws of the State of Alabama.

NINTH

James I. Harrison, Jr., Peggy T. Harrison and Benjamin Harrison shall serve the Corporation as Directors until the first annual meeting of the Stockholders and/or until their successors are duly elected.

BOOK 26 PAGE 599

TENTH

The holders of the capital stock of this Corporation entitled to vote may vote by proxy.

ELEVENTH

Attached hereto is a statement of James I. Harrison, Jr., the person authorized by the incorporators to receive subscriptions to the capital stock, setting forth that Ten Thousand and No/100 ($10,000.00) Dollars of the capital stock has been subscribed for, and shwoing that all of the subscriptions for the stock issued to the stockholders were paid for by cash.

WHEREFORE, these incorporators file this, their certificate, and tender to the Probate Judge of Tuscaloosa County, Alabama, the lawful fees and charge, and pray that this certificate may be examined and approved, and that this Corporation may be deemed to be incorporated for the purposes herein set out.

IN WITNESS WHEREOF, the said James I. Harrison, Jr., Peggy T. Harrison, and Benjamin Harrison have hereunto set their hands and seals this the 23rd day of October, 1968.

/s/ James I. Harrison, Jr.
James I. Harrison, Jr.

/s/ Peggy T. Harrison
Peggy T. Harrison

/s/ Benjamin Harrison
Benjamin Harrison

BOOK 26 PAGE 600

EXHIBIT A

TO THE HONORABLE JOHN M. PURYEAR, JUDGE OF THE PROBATE COURT OF TUSCALOOSA COUNTY, ALABAMA:

The undersigned James I. Harrison, Jr., hereby states and reports under oath:

(1)       That he is the agent designated by the incorporators of Harco Super Drug, Inc., to receive subscriptions to the capital stock of the Corporation.

(2)       That he opened the books of the subscription to the capital stock of said Corporation, and the sum of Ten Thousand and no/100 ($10,000.00) Dollars, divided into one hundred (100) shares of common stock of the face value of One Hundred ($100.00) Dollars each was subscribed for in good faith, and that all of said shares have been paid for by cash; and the following statement, showing the names of the subscribers, the number of shares of common stock subscribed for and the amount paid by each of the subscribers, is a true and correct copy of the list of subscribers to the capital stock of said Corporation:

“SUBSCRIPTIONS TO THE CAPITAL STOCK
OF
HARCO SUPER DRUG, INC.”

The undersigned do hereby subscribe for and agree to take and pay for the number of shares of common stock of Harco Super Drug, Inc., set opposite their signatures hereto, said shares having a face value of One Hundred ($100.00) Dollars per share.

NAME OF SUBSCRIBERS	NO. OF SHARES	AMOUNT PAID IN BY CASH
James I. Harrison, Jr.	10	$1,000.00
Peggy T. Harrison	65	6,500.00
Benjamin Harrison	25	2,500.00
TOTAL	100	$10,000.00

BOOK 26 PAGE 601

STATE OF ALABAMA	)

TUSCALOOSA COUNTY	)

Before me, the undersigned Notary Public in and for said County in said State, personally appeared James I. Harrison, Jr., whose name is signed hereto and who is known to me, and who by me being first duly sworn, deposes and says: that he is the person authorized by the incorporators of Harco Super Drug, Inc., to receive subscriptions to the capital stock of said Corporation; that each of the above subscribers has paid his subscription in the manner above set out, and affiant holds in his possession, as the property of the Corporation, the sum of Ten Thousand Dollars ($10,000.00) in cash.

/s/ James I. Harrison, Jr.
James I. Harrison, Jr.

Sworn to and subscribed before me on this the 23rd day of the October, 1968.

Richard C. Shelby
Notary Public

763

BOOK 26 PAGE 602

Harco Super Drug Inc

articles of Incorporation

THE STATE OF ALABAMA
Tuscaloosa, County

I, JOHN M. PURYEAR, Judge of Probate, hereby certify that the foregoing conveyance was filed in my office for registration on the 5 day of Nov. 19 68 at 4:30 o'clock P m., and duly recorded in Incorp. Record No. 26 Page 595

________ Privilege Tax Paid

John M. Puryear Judge of Probate

4.20 rec.
.25 cert.
10.00 C.F.
5.00 S.S.
2.50 P.J.
21.95

Return to.

RICHARD C. SHELBY
ATTY. AT LAW
1st NATIONAL BANK BUILDING
TUSCALOOSA, ALABAMA

Witness my hand and seal this 3rd day of December 2018

W. Hardy McCollum
Judge of Probate
Tuscaloosa County, Alabama

BOOK 31 PAGE 277

STATE OF ALABAMA

TUSCALOOSA COUNTY

CERTIFICATE OF AMENDMENT OF

THE ARTICLES OF INCORPORATION OF HARCO DRUG, INC.

I, James I, Harrison, Jr., President of Harco Drug, Inc., a Corporation, pursuant to provisions of Section 21 (10) Title 10, Code of Alabama, Recompiled 1958, as amended, do hereby certify that at a meeting of the Stockholders of said Corporation held on the 1st day of August, 1971, duly called for that purpose by a Resolution of the Board of Directors, by unanimous vote of all of the holders of the common stock of said Corporation, a Resolution was adopted for an amendment, change, or alteration in the Certificate of Incorporation of said Corporation, which Certificate of Incorporation is recorded in the Probate Office of Tuscaloosa County, Alabama, in Incorporation Record Book 25, at Page 416, the said Resolution being as follows:

RESOLUTION OF THE STOCKHOLDERS

WHEREAS, the Board of Directors of Harco Drug, Inc., a Corporation, has declared it advisable that the Certificate of Incorporation of said Corporation be changed, amended, and altered, as hereinafter set forth; and

WHEREAS, the Stockholders of Harco Drug, Inc., Corporation, do hereby approve of said proposed amendment:

RESOLVED, that the Certificate of Incorporation, A copy of which is recorded in the Probate Office of Tuscaloosa County, Alabama, in Incorporation Record Book 25, at Page 416, be changed, amended, and altered, so that Paragraph IV shall read as follows:

IV

The authorized capitalization of this Corporation shall be Five Hundred Thousand and no/100 Dollars ($500,000.00), represented by 500,000 shares of common stock having a par value of $1.00 per share, which said 500,000 shares shall be the total number of shares, including those previously authorized, which the Corporation will henceforth be authorized to have outstanding. There shall be but one class of stock which shall be common stock.

BOOK 31 PAGE 278

RESOLVED FURTHER, that the President and Secretary- Treasurer, or either of them, be, and they hereby are, authorized to make, execute, and acknowledge a Certifi- cate under the corporate seal of this Corporation, setting forth such amendment and certifying that such amendment has been duly adopted in accordance with the provisions of Section 21 (10), Title 10, Code of Alabama, Recompiled 1958, as amended, and file such Certificate with the Office of the Judge of Probate in and for Tuscaloosa County, Alabama.

IN WITNESS WHEREOF, I have hereunto placed my hand and affixed the corporate seal of Harco Drug, Inc., a Corporation, on this the 1st day of August, 1971.

/s/ James I. Harrison, Jr.
JAMES I. HARRISON, JR.
President, HARCO DRUG, INC., a Corporation

ATTEST:

/s/ Peggy T. Harrison
PEGGY T. HARRISON, Secretary Treasurer, HARCO DRUG, INC., a Corporation

STATE OF ALABAMA

TUSCALOOSA COUNTY

I, [ILLEGIBLE], a Notary Public in and for the State of Alabama at Large, do hereby certify that James I. Harrison, Jr., and Peggy T. Harrison, whose names as President Secretary-Treasurer, respectively, of Harco Drug, Inc., a Corporation, are signed to the foregoing Certificate of Amendment, and who are known to me, acknowledged before me on this day that being informed of the contents of the said Certificate of Amendment, they, as such officers, and with full authority executed the same voluntarily on the day the same bears date.

IN WITNESS WHEREOF, I have hereunto placed my hand and affixed my official seal of this the lst day of August, 1971.

/s/ [ILLEGIBLE]
Notary Public in and for the State of Alabama at Large

Notary Public State At Large
My Commission Expires Nov. 8, 1973

BOOK 31 PAGE 279

2607

Incorp. 31 277

JAN 26 4 12 PM '72

Harco Drug Inc.

Certificate of amendment of the articles of Incorporation

	01.20
	00.25
	05.00
	90.00
	90.00
	90.00
	90.00
	90.00
	34.00
555200 426	490.45
555200 426	490.45

Richard Shelby

Witness my hand and seal this 3rd day of December 2018

W. Hardy McCollum

Judge of Probate
Tuscaloosa County, Alabama

BOOK 31 PAGE 499

STATE OF ALABAMA

TUSCALOOSA COUNTY

AGREEMENT AND PLAN OF MERGER

BETWEEN

HARCO DRUG, INC. AND CAMPUS
DRUG, AUBURN, INC.

WHEREAS, Harco Drug, Inc., hereinafter sometimes referred to as the Surviving Corporation, is an Alabama Tuscaloosa, Alabama; and

WHEREAS, the aggregate number of shares that Haroo Drug, Inc., is authorized to issue is 500,000 shared of common stock at a par value of $1 each, of which a total of 4,325 shares are outstanding; and

WHEREAS, Campus Drug, Auburn, Inc. is an Alabama Corporation with its principal place of business at Auburn, Alabama, and

WHEREAS, the aggregate number of shares that Campus Drug, Inc. is authorized to issue is 100 shares of common stock at a par value of $100.00 each, of which 100 shares are outstanding and all of which said outstanding shares are owned legally and beneficially by Haroo Drug, Inc., and

WHEREAS, it is desirable for the benefit of both parties and their stockholders that their properties, businesses, assets and liabilities can be combined into one surviving corporation which shall be Haroo Drug, Inc.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES and of the mutual agreements herein contained, the parties hereto in accordance with the provision of the Alabama Business Corporation Act do hereby agree as follows:

(1)       MERGER. Campus Drug, Inc., of Auburn shall be merged with and into Haroo Drug, Inc. and Haroo Drug, Inc. does hereby merge Campus Drug, Inc. with and into itself. On and after the effective date of this merger;

(a)       Harco Drug, Inc., a corporation organized and existing under the laws of the State of Alabana whose Certificate of Incorporation is recorded in the Probate Office of Tuscaloosa County, Alabama, in Incorporation Record Book 25, at Page 416, and an Amendment of which Certificate of Incorporation is recorded in the Probate Office of Tuscaloosa County, Alabama in Incorporation Record Book 31 at Page 277, shall be the Surviving Corporation and shall continue to exist as a Corporation under the laws of the State of Alabama, with all of the rights and obligations as provided by the Alabama Business Corporation Act.

BOOK 31 PAGE 500

(b)       Campus Drug of Auburn, Inc., a Corporation organized and existing under the laws of the State of Alabama whose Certificate of Incorporation is recorded in the Probate Office of Lee County, Alabama, in Incorporation Record Book 707 at Page 33, shall cease to exist and its property, real and personal, shall become the property of Harco Drug, Inc.

(2)       CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation as amended and by-laws of Harco Drug, Inc. shall continue as the Certificate of Incorporation and by-laws of the Surviving Corporation.

(3)       DIRECTORS. The Directors of Harco Drug, Inc. shall be the Directors of the Surviving Corporation until their successors are duly elected and qualified under the by-laws of the Surviving Corporation.

(4)       SHARES OF SURVIVOR. Each common share of Harco Drug, Inc. outstanding on the effective date of the merger shall thereupon, without further action, become one common share of the Surviving Corporation, without the issuance or exchange of new shares or share certificates.

(5)       CANCELLATION OF CAMPUS DRUG, INC. SHARES. All authorized and outstanding common shares of Campus Drug of Auburn, Inc. such shares being owned in their entirely by Harco Drug, Inc., and all rights in respect thereof, shall be cancelled forthwith on the effective date of the merger and the certificates representing such shares shall be cancelled.

(6)       APPROVAL. This Agreement and Plan of Merger shall be submitted to the shareholders of Harco Drug, Inc. and of Campus Drug of Auburn, Inc. as required by the Alabama Business Corporation Act. If and when such required approval is obtained the proper officers of each Corporation shall, and are hereby authorized and directed to, perform all such further acts and execute and deliver to the proper authorities for filing all documents as the same may be necessary or proper to render effective the merger contemplated by this Plan and Agreement. Said merger shall become effective upon adoption of each plan by the shareholders of the respective corporations. A copy of said plan of merger shall be filed in the office of the Secretary of State of Alabama.

BOOK 31 PAGE 501

IN WITNESS WHEREOF, Harco Drug, Inc. and Campus Drug of Auburn, Inc., have caused this Agreement and Plan to be executed in their corporate name by their respective officers and also by their Board of Directors on this the 31st day of August, 1971.

ATTEST:		HARCO DRUG, INC.

By:	/s/ Peggy T. Harrsion	By:	/s/ James I. Harrison, Jr.
	As its Secretary		As its President

/s/ James I. Harrison, Jr.
James I. Harrison, Jr.

/s/ Peggy T. Harrison
Peggy T. Harrison

/s/ Benjamin Harrison
Benjamin Harrison

ATTEST:		CAMPUS DRUG OF AUBURN, INC.

By:	/s/ Peggy T. Harrsion	By:	/s/ James I. Harrison, Jr.
	As its Secretary		As its President

/s/ James I. Harrison, Jr.
James I. Harrison, Jr.

/s/ Peggy T. Harrison
Peggy T. Harrison

/s/ Jerry Thomas
Jerry Thomas

BOOK 31 PAGE 502

CERTIFICATE OF SECRETARY OF
HARCO DRUG, INC.

The undersigned, Peggy T. Harrison, Secretary of Harco Drug, Inc., one of the parties to the above and foregoing Agreement and Plan of Merger, certifies as follows:

The above and foregoing Agreement and Plan of Merger adopted by the Board of Directors of said Corporation was submitted to the Stockholders of the said Harco Drug, Inc. at a meeting thereof duly called and held in accordance with the laws of the State of Alabama on the 31st day of August 1971 and at said meeting all Stockholders of said Corporation were present in person and by unanimous vote of all Stockholders, said Agreement and Plan was agreed to and adopted.

IN WITNESS WHEREOF, the undersigned hereby certifies to the foregoing under the corporate seal of said Corporation this the 31st day of August 1971.

/s/ Peggy T. Harrison
Peggy T, Harrison, Secretary
HARCO DRUG, INC.

CERTIFICATE OF SECRETARY OF

CAMPUS DRUGS OF AUBURN, INC.

The undersigned, Peggy T. Harrison, Secretary of Campus Drug of Auburn, Inc., one of the parties to the above and foregoing Agreement and Plan of Merger, certifies as follows:

The above and foregoing Agreement and Plan of Merger adopted by the Board of Directors of said Corporation was submitted to the Stockholders of the said Campus Drug of Auburn, Inc. at a meeting thereof duly called and held in accordance with the laws of the State of Alabama on the 31st day of August 1971 and at said meeting all stockholders of said Corporation were present in person and by unanimous vote of all Stockholders, said Agreement and Plan was agreed to and adopted.

BOOK 31 PAGE 503

IN WITNESS WHEREOF, the undersigned hereby certifies to the foregoing under the corporate seal of said Corporation this the 31st day of August 1971.

/s/ Peggy T. Harrison
Peggy T. Harrison, Secretary
CAMPUS DRUG OF AUBURN, INC.

SIGNATURE BY CORPORATION AFTER ADOPTION

The above and foregoing Agreement and Plan of Merger having been adopted by the unanimous vote of the Stockholders of said Corporations duly called for said purpose is hereby executed by said Corporations, respectively.

IN WITNESS WHEREOF, the Agreement has been signed by the duly authorized President and Secretary of each of the parties hereto on the 31st day of August 1971 and the corporate seals thereof have been affixed.

HARCO DRUG, INC.

	By:	/s/ James I. Harrison, Jr.
As its President

ATTEST:

/s/ Peggy T. Harrison
As its Secretary

CAMPUS DRUG OF AUBURN, INC.

	By:	/s/ James I. Harrison, Jr.
As its President

ATTEST:

/s/ Peggy T. Harrison
As its Secretary

BOOK 31 PAGE 504

The State of Alabama

DEPARTMENT OF STATE

I, MABEL AMOS, Secretary of State of the State of Alabama, do hereby certify that the pages hereto attached, contain a true, accurate and literal copy of Agreement and Plan of Merger merging Campus Drug of Auburn, Inc. into Harco Drug, Inc. as filed in the office of Secretary of State of Alabama on February 23, 1972, as the same appears on file and of record in this office.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Captial, in the City of Montgomery, this 24 day of February One Thousand Nine Hundred and Seventy-two

/s/ [ILLEGIBLE]
Secretary of State.

[SEAL]

CHARLES F. EDGAR & ASSOCIATES, INC.		INVOICE

2724 10TH AVE.
HUNTSVILLE, AL 35805
Date

12/3/2018
CT CORPORATION SYSTEM
1209 ORANGE STREET		Invoice
WILMINGTON, DE 19801
18-4227DE

Order#
HARCO, INC (AL)
11271741
Jurisdiction:	TUSCALOOSA CO, AL
Attn	JOSHUA GOODMAN

Balance Due
$101.00

Search Description	Qty	Rate	Amount
RETRIEVE DOCUMENTS	1	50.00	50.00
COPY COSTS	26	1.50	39.00
CERTIFICATION COSTS	4	3.00	12.00
	Total		$101.00
Thank You for Your Business!	Payments/Credits		$0.00
	Balance Due		$101.00

Phone: 256-539-7761	Fax: 256-539-7768	FIN# 63-0879156